Exhibit 10.1

PURCHASE AGREEMENT

BY AND AMONG

CLEARPOINT RESOURCES, INC.

A DELAWARE CORPORATION

AND

CLEARPOINT HRO, LLC

A DELAWARE LIMITED LIABILITY COMPANY

AND

AMS OUTSOURCING, INC.

A MONTANA CORPORATION

DATED: FEBRUARY 7, 2008

i

6.2	Notices	9
6.3	Successors and Assigns	10
6.4	Governing Law	10
6.5	Headings; Interpretation	10
6.6	Counterparts	10
6.7	Further Assurances	10
6.8	Amendment and Waiver	10
6.9	Severability	10
6.10	No Other Beneficiaries	11
6.11	Entire Agreement	11

ii

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (the “Agreement”), effective as of the 7th day of February 2008 (the “Closing Date”), by and among ClearPoint Resources, Inc., a Delaware corporation (“CPR”), ClearPoint HRO, LLC, a Delaware Limited Liability Company (“HRO”), and AMS Outsourcing, Inc., a Montana Corporation (“Buyer”).

B A C K G R O U N D

CPR owns all of the issued and outstanding securities of HRO (the “Stock”) including but not limited to insurance policies, client lists and bank accounts. Buyer desires to purchase, and CPR desires to sell, the Stock and assets, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE TRANSACTION

1.1 Sale and Purchase. Subject to the terms and conditions set forth herein, the CPR hereby sells, transfers and assigns the Stock to Buyer, and Buyer hereby purchases the Stock from the CPR.

1.2 Purchase Price. The aggregate purchase price for the Stock shall be paid in the form of an earn out payment equal to twenty percent of the earnings before interest, taxes, depreciation and amortization (“Earn Out Payment”) of the operations of HRO for a period of twenty four months following the closing of the transactions. The Earn Out Payment shall be paid in arrears on the first business day of every month. Unpaid Fees shall be subject to interest at a rate of one and one-half percent (1.5%) per month.

1.3 Deliveries.

(a) Deliveries by CPR. On the Closing Date, CPR will deliver to Buyer the following:

(i) Stock Certificates. To the extent certificated, certificates evidencing its Stock accompanied by stock powers duly executed in blank or duly executed instruments of transfer;

(ii) Secretary’s Certificate. A certificate dated as of the Closing Date, executed by CPR’s Secretary, to the effect that: (A) the officer of CPR executing this Agreement is an incumbent officer of CPR, (B) the copy of the Articles of Incorporation of HRO attached to such certificate is true, correct and complete, and is in effect on and as of the Closing Date and that the Articles of Incorporation have not been amended, modified or revised since they have been filed, (C) the copy of the bylaws of HRO attached to such certificate are true, correct and complete, and are in effect on and as of the Closing Date and that the bylaws have not been amended, modified or revised since their adoption, and (D) the copy of the resolutions of the board of directors of CPR attached to such certificate, which authorize the actions taken in connection with the transactions contemplated hereby, including the execution and delivery of this Agreement, were duly adopted and continue in full force and effect;

(iii) Good Standing. A Certificate of Good Standing for HRO certified by the Secretary of State of Delaware as of a date not more than three (3) days prior to the Closing Date;

(iv) intentionally left blank

(v) UCC Termination Statement. An as filed copy of a UCC Termination Statement with respect to HRO.

(vi) Resignations. Seller shall deliver to Buyer prior to the Closing Date, such resignations of board members, officers or employees of the business as Buyer shall indicate, each such resignation to be effective on the Closing Date.

(vii) Bank Accounts. By closing date, Seller will have transferred all signature cards and any necessary passcodes as well as a reconciliation of all HRO balances and bank accounts.

(viii) Insurance Policy. The parties agree that all the assets and liabilities related to three insurance policies (ACE, AIG and XL) shall be transferred to Buyer as set forth in Exhibit B. The assets include prepaid, insurance, collateral deposits, and letter of credits with ACE. Liabilities include but are not limited to any and all claims related to the aforementioned policies. Such letter of credit with ACE can only be released by specific written approval from ACE.

(ix) FEIN CPR transfers the use of 20-8735506 to Buyer.

(x) Client List CPR will deliver the Client List as attached as Exhibit A of this Agreement. CPR agrees that shall not approach said clients for a period of three years without the written consent of Buyer and will refer any unsolicited questions from Clients to Buyer during that year.

(b) Deliveries by Buyer. On the Closing Date, Buyer will deliver to CPR the following:

(i) Secretary’s Certificate. A certificate dated as of the Closing Date, executed by Buyer’s Secretary, to the effect that: (A) the officer of Buyer executing this Agreement is an incumbent officer of Buyer, (B) the copy of the Articles of Incorporation of

Buyer attached to such certificate is true, correct and complete, and is in effect on and as of the Closing Date and that the Articles of Incorporation have not been amended, modified or revised since they have been filed, (C) the copy of the bylaws of Buyer attached to such certificate is true, correct and complete, and is in effect on and as of the Closing Date and that the bylaws have not been amended, modified or revised since their adoption, and (D) the copy of the resolutions of the board of directors of Buyer attached to such certificate, which authorize the actions taken in connection with the transactions contemplated hereby, including the execution and delivery of this Agreement, were duly adopted and continue in full force and effect;

(ii) Good Standing. A Certificate of Good Standing for Buyer certified by the Secretary of State of the state of organization as of a date not more than three (3) days prior to the Closing Date; and

(iii) Satisfactory Instruments. All instruments and documents required from the Buyer to effectuate and consummate the transactions contemplated hereby shall be delivered to CPR and shall be in form and substance reasonably satisfactory to CPR and its counsel.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF CPR AND HRO

CPR and HRO hereby, severally and not jointly, represent and warrant to Buyer as follows:

2.1 Organization. CPR and HRO are corporations duly organized, validly existing and in good standing under the laws of the state in which they were organized and each has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

2.2 Capitalization and Ownership. There are no outstanding options, warrants, rights, agreements, puts, calls, commitments or demands of any character relating to the securities of HRO or which may require HRO to issue any securities and no outstanding securities convertible into or exchangeable for any of such securities. CPR owns all of the issued and outstanding securities of HRO. There are no voting trust agreements or other agreements restricting the voting, dividend rights or disposition of any of the Stock.

2.3 Authorization and Enforceability. The execution, delivery and performance by CPR and HRO of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CPR and HRO. This Agreement has been duly executed and delivered by CPR and HRO and constitutes the legal, valid and binding obligations of CPR and HRO, enforceable against CPR and HRO in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4 No Violation of Laws or Agreements. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by CPR and HRO will not (a) contravene any provision of the respective entities’ charter or organizational documents, (b) conflict with or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which CPR or HRO is a party or by which any of them or any of their assets may be bound or affected, or any judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, rule or regulation, (c) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon CPR’s or HRO’s assets or give to others any interests or rights therein, or (d) result in the maturation or acceleration of any liability or obligation of CPR or HRO (or give others the right to cause such a maturation or acceleration).

2.5 Brokerage. Neither CPR nor HRO has made any agreement or taken any other action which might cause anyone to become entitled to a broker’s fee or commission as a result of the transactions contemplated hereunder.

ARTICLE III

REPRESENTATION AND WARRANTIES OF BUYER

Buyer represents and warrants to the CPR as follows:

3.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state in which it was organized and the Buyer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The Buyer has all requisite corporate power and corporate authority to own or lease their respective properties and assets as now owned or leased and to carry on its business as and where now being conducted.

3.2 Authorization and Enforceability. The execution, delivery and performance by the Buyer of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3 No Violation of Laws or Agreements. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by the Buyer will not (a) contravene any provision of the Buyer’s charter or organizational documents, (b) conflict with or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which the Buyer is a party or by which it or its assets may be bound or affected, or any judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, rule or regulation, (c) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Buyer’s assets or give to others any interests or rights therein, (d) result in the maturation or acceleration of any liability or obligation of the Buyer (or give others the right to cause such a maturation or acceleration), or (e) result in the termination of or loss of any right (or give others the right to cause such a termination or loss) under any agreement or contract to which the Buyer is a party or by which it may be bound.

3.4 Financial Statements. Buyer has attached hereto as Schedule 3.4 copies of the following financial statements (collectively, the “Financial Statements”): (a)10K, which will be filed prior to December 31, 2007 with the SEC. Upon filing this will be forwarded to Seller. The Financial Statements are true, correct and complete in all material respects, present fairly the financial condition and operating results of the Buyer as of the dates, and for the periods, indicated therein, and have been prepared in a manner consistent throughout the periods indicated and with each other. Schedule 3.4 indicates in what manner the preparation of the Financial Statements varies from GAAP. Attached to Schedule 3.4 are copies of Buyer’s insurance loss run on property, casualty, workers’ compensation and liability insurance.

3.5 Absence of Undisclosed Liabilities. Buyer has no Liabilities of any nature, other than (a) those reflected on the Balance Sheet, (b) those incurred in the ordinary course of business since the Balance Sheet Date, or (c) as set forth in Schedule 3.5. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by FASB in March, 1975 (“FAS No. 5”)), which were not adequately provided for on the Balance Sheet as required by FAS No. 5. For purposes of this Section 3.5, the term “Liabilities” means any liability or obligation of any kind, character or description (whether known or unknown, asserted or unasserted, matured or unmatured, fixed or contingent, secured or unsecured, accrued or unaccrued, liquidated or unliquidated, joint or several, absolute or otherwise and whether due or to become due.

3.6 Litigation. Except as set forth in Schedule 3.6, there is no Legal Proceeding that is pending or, to Buyer’s knowledge, threatened against Buyer or Buyer’s subsidiaries, affiliates, assets, properties, business, operating results and/or operations, or directors, officers or shareholders of Buyer, in their capacities as such, and there is no basis for any such Legal Proceeding. There has been no default under any laws applicable to Buyer’s business and Buyer has not received any notices from any governmental authority regarding any alleged defaults applicable to Buyer under any laws. There has been no default with respect to any court order, writ or judgment applicable to Buyer. There are no presently outstanding judgments, decrees, orders or awards of any court or any governmental authority against or affecting Buyer or Buyer’s subsidiaries, affiliates, assets, properties, business, operating results and/or operations. For purposes of this Section 3.6, the term “Legal Proceeding” shall mean any lawsuit, action, arbitration, audit, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private), or other investigative or inquiry.

3.7 Compliance with Laws. Buyer is in compliance, and has, at all times since the dates of its incorporation, operated in compliance, with all applicable laws, judgments, orders,

awards or other decisions of any arbitrator, court, government, or governmental authority, and Buyer has timely filed all reports, data and other information required to be filed with such commissions, boards, and agencies where a failure to file timely would have a material adverse effect. Buyer holds and is in compliance with all permits, certificates, licenses, approvals, registrations and authorizations required under all applicable laws, judgments, orders and awards necessary to conduct its operations and businesses, and all of such permits, certificates, licenses, approvals, registrations and authorizations are in full force and effect. Except as set forth on Schedule 3.7, Buyer has not received notice, and, to the Buyer’s knowledge, has no basis to expect to receive notice, of any violation of any law, regulation, order or other legal requirement, or is in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to Buyer or Buyer’s subsidiaries, affiliates, assets, properties, business, operating results and/or operations.

3.8 Consents. No consent, approval or authorization of, or registration or filing with, any person, including any governmental authority or other regulatory agency, is required in connection with the Buyer’s execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.9 Brokerage. Buyer has not made any agreement or taken any other action which might cause anyone to become entitled to a broker’s fee or commission as a result of the transactions contemplated hereunder.

ARTICLE IV

COVENANTS AND AGREEMENTS

4.1 Acknowledgement by Buyer. Buyer represents, warrants, covenants, acknowledges and agrees that it is the explicit intent of each party hereto that, except for the representations and warranties contained in Article II hereof, CPR and HRO are making no representations or warranties whatsoever, express or implied, including but not limited to, any implied warranty or representation as to condition, merchantability or suitability as to any of the properties or assets of HRO, and the Buyer takes HRO “as is” and “where is”. It is understood that any cost estimates, projections or other predictions, any data, any financial information, any materials or any memoranda or offering materials or presentations provided or addressed to Buyer are not and shall not be deemed to be or include representations or warranties of CPR or of HRO.

4.2 Costs and Expenses. Each of the parties shall pay all of the fees and expenses incurred by such party in negotiating and preparing this Agreement (and all other documents executed in connection herewith or therewith) and in consummating the transactions contemplated hereby.

4.3 Public Announcement. No party hereto shall make or issue, or cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby (except to the respective directors and officers of Buyer and CPR) without the prior written consent of the other party; provided, however, either party may make the necessary announcements to comply with any SEC, listing, exchange or trading authority’s rules or regulations.

4.4 Access. The books and records of HRO shall be maintained and preserved for a period of seven (7) years from the date hereof in the Buyer’s corporate headquarters in Hallandale Beach, Florida. In the event CPR requires the inspection of such books and records solely in connection with any financial, tax or other transaction covering the period from HRO’s incorporation to the Closing Date, Buyer shall make the books and records available to CPR at reasonable, mutually agreeable times and places.

4.5 Post-Closing Cooperation. CPR, Buyer and HRO shall reasonably cooperate, and shall cause their respective subsidiaries, officers, employees, agents, auditors and other representatives reasonably to cooperate, in preparing and filing all returns, including maintaining and making available to each other all records necessary in connection with taxes and in resolving all disputes and audits with respect to all taxable periods ending on or prior to the date hereof relating to taxes.

4.6 Tax Matters. Notwithstanding any provision in this Agreement to the contrary, all Transfer Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Buyer, and CPR and Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such tax laws. For purposes of this Section 4.6, the term “Transfer Taxes” shall mean transfer, documentary, sales, use, registration and other such taxes.

4.7 Audit. CPR shall have the right to have an independent third party (the “Auditor”) audit the relevant financial records of Buyer and its subsidiaries and affiliates for the purpose of verifying the accuracy of the amount of the payments owed and/or paid under this Agreement. CPR shall give reasonable advance written notice to the Buyer, and each audit shall be conducted during normal business hours and in a manner that does not cause unreasonable disruption to the conduct of business by Buyer. Each audit shall be at the sole expense of CPR; provided, however, that in the event that an audit reveals an underpayment by Buyer that is greater than two percent (2%) of the Fees owed to CPR for the period covered by the audit, then Buyer shall bear all expenses related to such inspection, including reasonable and documented attorneys’ fees, if applicable.

ARTICLE V

INDEMNIFICATION

5.1 Indemnification.

(a) By CPR. From and after the Closing Date, CPR shall indemnify, defend and hold Buyer and its directors, officers, agents, representatives, successors and assigns (collectively, “Buyer Indemnified Parties”) harmless of and from and against any and all damages, liabilities, losses, costs and expenses (including reasonable and documented attorneys’ fees) (collectively, “Losses”) in connection with any claims, suits, demands, actions, causes of action or other proceedings brought or threatened against any Buyer Indemnified Parties which arise out of, result from or relate to any breach of the representations or warranties set forth in

Article II hereof. In no event shall CPR be liable to any Buyer Indemnified Parties for special, exemplary, indirect, loss of profits, incidental, consequential, diminution in value or punitive damages.

(b) By Buyer. From and after the Closing Date, Buyer shall indemnify, defend and hold CPR and its subsidiaries, affiliates and parents and its and their respective directors, officers, agents, representatives, successors and assigns (collectively, “CPR Indemnified Parties”) harmless of and from and against any and all Losses in connection with any claims, suits, demands, actions, causes of action or other proceedings brought or threatened against any CPR Indemnified Parties which arise out of, result from or relate to (i) any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Buyer in this Agreement, and (ii) the operation or use of the business or assets of HRO on or after the Closing Date. In no event shall Buyer be liable to any CPR Indemnified Parties for special, exemplary, indirect, loss of profits, incidental, consequential, diminution in value or punitive damages.

5.2 Conditions of Indemnification of Third-Party Claims. The respective obligations and liabilities of Buyer and CPR (the “Indemnifying Party”) to the Buyer Indemnified Parties or the CPR Indemnified Parties, as the case may be, as indemnified parties (the “Indemnified Party”) under Section 5.1 with respect to claims resulting from the assertion of liability by third parties (“Third Party Claim”) shall be subject to the following terms and conditions:

(a) Within ten (10) calendar days (or such earlier time as might be required to avoid prejudicing the Indemnifying Party’s position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion of any claim by a third party, the Indemnified Party shall give the Indemnifying Party written notice thereof together with a copy of such claim, process or other legal pleading, and the Indemnifying Party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, that the Indemnified Party may participate in the defense with counsel of its own choice and at its own expense (provided that the Indemnifying Party will bear the expense of counsel for the Indemnified Party if counsel for the Indemnified Party could have an inconsistent or conflicting interest from that of the Indemnifying Party or one or more legal defenses that are different from or additional to those available to the Indemnifying Party).

(b) If the Indemnifying Party, by the fifteenth (15th) calendar day after receipt of notice of any such claim (or, if earlier, by the tenth (10th) calendar day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the Indemnified Party, upon further notice to the Indemnifying Party, will have the right to undertake the defense, compromise or settlement of such claim on behalf of or for the account and risk of the Indemnifying Party and at the Indemnifying Party’s expense, subject to the right of the Indemnifying Party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

(c) Anything in this Article V to the contrary notwithstanding, the Indemnifying Party shall not settle any claim without the consent of the Indemnified Party unless such settlement involves only the payment of money and the claimant provides to the Indemnified Party a general release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the Indemnifying Party shall not settle the claim without the prior consent of the Indemnified Party, which consent shall not be unreasonably withheld.

(d) The Indemnified Party and the Indemnifying Party will each cooperate with all reasonable requests of the other for the purpose of defending against any claims.

(e) Notwithstanding anything to the contrary in this Agreement, the Indemnified Party’s failure to give any notice under this Section 5.2 shall not relieve the Indemnifying Party’s obligations under this Article V, except to the extent the Indemnifying Party is materially prejudiced by such failure.

5.3 Procedure for Claims. In the event any Indemnified Party has a claim against an Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall provide written notice to the Indemnifying Party (the “Notice of Claim”), describing in detail the nature of the claim, the basis of the Indemnified Party’s request for indemnification under this Agreement and the amount for which indemnification is sought (the “Indemnification Amount”), if known.

5.4 Sole Remedy. Buyer hereby acknowledges and agrees that, from and after the Closing Date, its sole remedy with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in Section 5.1.

ARTICLE VI

MISCELLANEOUS

6.1 Nature and Survival of Representations. The representations and warranties of Buyer, CPR and HRO contained in this Agreement shall survive the closing for a period ending on the first anniversary of the Closing Date.

6.2 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, or if mailed, when mailed by United States first-class, certified or registered mail, postage prepaid, or if delivered through a nationally recognized overnight carrier, to the other party at the following addresses (or at such other address as shall be given in writing by any party to the other):

If to Buyer, to:

AMS Outsourcing, Inc.

9449 Balboa Avenue, Suite 210

San Diego, CA 92123

Attn: Joseph O’Connor, Pres.

If to the CPR, to:

ClearPoint Resources, Inc.

1600 Manor Drive, Suite 110 Chalfont, PA 18914

ATTN: Michael Traina, CEO

With a required copy to:

ClearPoint Resources, Inc.

1600 Manor Drive, Suite 110 Chalfont, PA 18914

ATTN: General Counsel

6.3 Successors and Assigns. Neither Buyer nor CPR may assign this Agreement without the prior written consent of the other party hereto; provided, however, either party may assign this Agreement to any wholly owned subsidiary without having to obtain such written consent. Subject to the foregoing, this Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to principles of conflicts of laws. The parties hereto agree that the federal and state courts located in Bucks or Philadelphia Counties, Pennsylvania, shall constitute the exclusive jurisdiction and venue for purposes of any dispute arising under or regarding this Agreement.

6.5 Headings; Interpretation. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. The parties agree that any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

6.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

6.7 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

6.8 Amendment and Waiver. The parties may by mutual agreement amend this Agreement in any respect. To be effective, any such amendment or any waiver must be in writing and be signed by each party hereto.

6.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable.

6.10 No Other Beneficiaries. This Agreement is being made and entered into solely for the benefit of Buyer and CPR and none of Buyer, HRO or CPR intends hereby to create any rights in favor of any other person, as a third party beneficiary of this Agreement or otherwise.

6.11 Entire Agreement. This Agreement and the Schedules and Exhibits hereto, each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, conditions, undertakings, representations and warranties between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement the day and year first above written.

CLEARPOINT RESOURCES, INC.

By:	/s/ Chris Ferguson
Name:	Chris Ferguson
Title:	President
Date:	2/7/08

ClearPoint HRO, LLC

By:	/s/ Chris Ferguson
Name:	Chris Ferguson
Title:	President
Date:	2/7/08

AMS Outsourcing, Inc

By:	/s/ Joseph O’Connor
Name:	Joseph O’Connor
Title:	President
Date:	2/7/08

EXHIBIT A:

CUSTOMER LIST

CLIENT NAME	ADDRESS I	ADDRESS II	CITY	STATE	ZIP CODE
BANNERMAN LANDSCAPING, INC.	6600 N.W. 27 AVENUE	#103	MIAMI	FL	33147

BEACH & PATIO FURNITURE	921 N.W. 8TH AVENUE		FT. LAUDERDALE	FL	33311

BEST WESTERN ATLANTIC BEACH	4101 COLLINS AVENUE		MIAMI BEACH	FL	33140

BEST WESTERN SOUTH BEACH	1050 WASHINGTON AVENUE		MIAMI BEACH	FL	33139

CHARLES GARAGE, LLC.	4333 COLLINS AVENUE	EXECUTIVE OFFICE	MIAMI BEACH	FL	33140

CHOICE ENVIRONMENTAL CORPORATE	1330 NW 38TH COURT		OPA-LOCKA	FL	33054

CHOICE ENVIRONMENTAL SERVICES OF BROWARD, INC.	3101 NW 16TH TERRACE		POMPANO BEACH	FL	33064

CHOICE ENVIRONMENTAL SERVICES OF COLLIER, INC.	120 JEFFERSON AVE		IMMOKALEE	FL	34142

CHOICE ENVIRONMENTAL SERVICES OF MIAMI, INC.	13300 NW 38TH COURT		OPA-LOCKA	FL	33054

CHOICE RECYCLING SERVICES OF BROWARD, INC.	1899 SW 31ST AVENUE		PEMBROKE PARK	FL	33009

CHOICE RECYCLING SERVICES OF MIAMI, INC.	13300 NW 38TH COURT		OPA-LOCKA	FL	33054

CNL STONE, LTD—JACKSONVILLE	7658 PHILIPS HWY	#100	JACKSONVILLE	FL	32256

CNL STONE, LTD.—MIAMI	6700 NW 77 COURT		MIAMI	FL	33166

CNL STONE, LTD.—ORLANDO	133 ATLANTIC DRIVE		MAITLAND	FL	32751

CNL STONE-BOSTON, INC.	255 REVERE STREET		CANTON	MA	2021

DAYS INN OCEANSIDE	4299 COLLINS AVENUE		MIAMI BEACH	FL	33140

DAYS INN SOUTH BEACH	100 21 STREET		MIAMI BEACH	FL	33139

ELITE GUARD & PATROL SERVICES	17070 COLLINS AVENUE	SUITE #256	SUNNY ISLES BEACH	FL	33160

FOUR POINTS BY SHERATON MIAMI	4343 COLLINS AVENUE		MIAMI BEACH	FL	33140

FRANKY'S DELI WAREHOUSE, INC.	2596 WEST 84TH STREET		HIALEAH GARDENS	FL	33016

GIOVANNI & SONS ARTISTIC DESIGN, INC.	8655 NW 56TH STREET		DORAL	FL	33166

HOLIDAY INN MIAMI BEACH	4333 COLLINS AVENUE		MIAMI BEACH	FL	33140

MICHAEL & LILY'S FLOWER TRANSPORT, INC.	16607 SAPPHIRE MANOR		WESTON	FL	33331

RICHARD A. CAPPIELLO, M.D., P.A.	8188 JOG ROAD	SUITE 102	BOYNTON BEACH	FL	33472

UNION POSITIVA, INC.	1901 S.W. 1 STREET	SUITE 300	MIAMI	FL	33135

EXHIBIT B:

ASSETS AND LIABILITIES

Projected Assets and Liabilities of ClearPoint HRO, LLC at 2/5/08

12100-0000	Unbilled AR	170,237.76
13110-0000	Prepaid WC/General	153,860.50
19490-0000	Sec Dep related to ACE policy	1,128,270.57
22110-0000	Fed Witholding		2,496,459.22
22140-0000	FUTA		70,125.24
22200-0000	State W/H		364,149.47
22300-0000	State Unemp Tax		410,758.87
22508-0000	Local Tax		23,118.65
24134-0000	WC premium payable - ACE		303,248.51
24141-0000	Accrued work comp - XL Policy		337,908.57

		1,452,368.83	4,005,768.53

Allied	AIG Claims Dividend - Year 1		34,650.82
Allied	AIG Claims Dividend - Year 2	1,505,720.17
Allied	AIG Claims Dividend - Year 3	2,880,172.15

		5,838,261.15	4,040,419.35

	Net Asset Value	$1,797,841.80